                        SARA LEE CORPORATION AND SUBSIDIARIES

                     COMPUTATION OF NET INCOME PER COMMON SHARE      EXHIBIT 11
                         (in millions except per share data)


                                                                  FOR THE PERIODS ENDED MARCH 29, 1997
                                                              ---------------------------------------------
                                                                    PRIMARY               FULLY DILUTED
                                                              ---------------------   ---------------------
                                                              Thirteen  Thirty-Nine   Thirteen  Thirty-Nine
                                                                Weeks      Weeks        Weeks      Weeks
                                                              --------  -----------   --------  -----------
EARNINGS:

Net income                                                     $ 206      $ 729        $ 206      $ 729

Less:  Dividends on Preferred Stocks,
        net of tax benefits                                       (7)       (20)          (3)        (9)

         Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                       --         --           (2)        (4)
                                                                ----       ----         ----       ----

Net Income Available for Common Stockholders                   $ 199      $ 709        $ 201      $ 716
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----


SHARES:

Weighted Average Shares Outstanding                              478        480          478        480

Add:  Common Stock Equivalents -

         Stock options                                             4          3            4          4

         ESOP Convertible Preferred Stock                         --         --           18         18

         Restricted stock and other                                2          2            2          2
                                                                ----       ----         ----       ----

Adjusted Weighted Average Shares Outstanding                     484        485          502        504
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----


NET INCOME PER COMMON SHARE                                    $0.41      $1.46        $0.40      $1.42
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----


                        SARA LEE CORPORATION AND SUBSIDIARIES
                     -----------------------------------------
                     COMPUTATION OF NET INCOME PER COMMON SHARE      EXHIBIT 11
                     -----------------------------------------
                         (in millions except per share data)        (Continued)



                                                                  FOR THE PERIODS ENDED MARCH 30, 1996
                                                              ---------------------------------------------
                                                                    PRIMARY               FULLY DILUTED
                                                              ---------------------   ---------------------
                                                              Thirteen  Thirty-Nine   Thirteen  Thirty-Nine
                                                                Weeks      Weeks        Weeks      Weeks
                                                              --------  -----------   --------  -----------
EARNINGS:

Net income                                                     $ 188      $ 657        $ 188      $ 657

Less:  Dividends on Preferred Stocks,
           net of tax benefits                                    (7)       (21)          (3)       (10)

         Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                       --         --           (2)        (5)
                                                                ----       ----         ----       ----

Net Income Available for Common Stockholders                   $ 181      $ 636        $ 183      $ 642
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----



SHARES:

Weighted Average Shares Outstanding                              482        481          482        481

Add:  Common Stock Equivalents -

         Stock options                                             3          2            3          3

         ESOP Convertible Preferred Stock                         --         --           18         18

         Restricted stock and other                                2          2            2          2
                                                                ----       ----         ----       ----

Adjusted Weighted Average Shares Outstanding                     487        485          505        504
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----



NET INCOME PER COMMON SHARE                                    $0.37      $1.31        $0.36      $1.27
                                                                ----       ----         ----       ----
                                                                ----       ----         ----       ----



                                                                        Page 17